As filed with the Securities and Exchange Commission on __________________, 2000

                                               Registration No. ______________ .
============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                 UNITREND, INC.
             (Exact Name of Registrant as Specified in its Charter)

            NEVADA                                          34-1904923
(State or Other Jurisdiction of                           (I.R.S. Employer
Incorporation or Organization)                            Identification Number)

4665 West Bancroft St.
Toledo, Ohio                                                43615
(Address of Principal Executive Offices)                  (Zip Code)


                    UNITREND, INC. 1999 EQUITY INCENTIVE PLAN
                            (Full title of the Plan)

                              DOUGLAS E. STALLINGS
                                 GENERAL COUNSEL
                                 UNITREND, INC.
                             4665 West Bancroft St.
                               Toledo, Ohio 43615
                                 (419) 536-2090
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                              --------------------

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
                                  Proposed          Proposed
  Title Of         Amount         Maximum           Maximum          Amount Of
Securities To      To Be       Offering Price      Aggregate       Registration
Be Registered    Registered       Per Unit       Offering Price        Fee
-------------------------------------------------------------------------------
Common Stock,
No Par Value     12,500,000       $0.50(1)       $6,250,000(1)        $1,894
-------------------------------------------------------------------------------

(1) Estimated solely for calculating the registration fee and calculated pursuant to Rule 457(h) under the Securities Act of 1933.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information concerning the Unitrend, Inc. 1999 Equity Incentive Plan, effective as of July 6, 1999 (the "Plan"), required by Part I of Form S-8 will be sent or given to participants as specified by Securities and Exchange Commission Rule 428. Individuals desiring such information should direct their written or oral request to the Company's principal executive offices at: Unitrend, Inc., 4665 W. Bancroft, Toledo, Ohio 43615, Attention: Investor Relations Manager (telephone 419.536.2090). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.



                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registration Statement on Form 10 (file no. 1-15777), as amended, and the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000 filed with the Securities and Exchange Commission by Unitrend, Inc. (the "Company") are hereby incorporated by reference in this Registration Statement.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 1 of Chapter 78.7502 of the Nevada Revised Statutes (the "NRS") empowers a Nevada corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding provided that such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 2 of Chapter 78.7502 of the NRS provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. This indemnity may include expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation. An exception to this limitation is allowed only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         Section 3 of Chapter 78.7502 of the NRS declares that where a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation shall indemnify such person against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

         In addition, Article X of the Bylaws of the Company provides for substantially similar indemnification provisions as those described above. As a result of these provisions, shareholders may be unable to recover damages against the directors and officers of the Company for actions taken by them that constitute negligence or gross negligence, or a violation of their fiduciary duties. These factors may reduce the likelihood of shareholders instituting derivative litigation against directors and officers and may discourage or deter shareholders from suing directors, officers, employees and agents of the Company for alleged breaches of their duty of care, even though such an action, if successful, might otherwise benefit the Company and its shareholders. The Company has also obtained directors' and officers' liability insurance.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable


ITEM 8. EXHIBITS.

         Exhibit Number             Description
         --------------             -----------
         4.1 Articles of Incorporation of the Company, as currently in effect, incorporated herein by reference to Exhibit 3.1 to the Registration Statement.

         4.2      Bylaws of the Company, incorporated herein by reference to
                  Exhibit 3.2 to the Registration Statement.

         4.3 Unitrend, Inc. 1999 Equity Incentive Plan, incorporated herein by reference to Exhibit 10.1 to the Registration Statement.

         5.1 Opinion and Consent of Douglas E. Stallings, General Counsel for Unitrend, Inc., regarding the legality of the Common Stock being registered.

         23.1     Consent of Groner, Boyle & Quillin, LLP

         24.1     Power of Attorney

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this
                  Registration Statement or any material change to such information set forth in this Registration Statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio on this 22nd day of September, 2000.

                                   UNITREND, INC.



                                   By  /s/ Conrad A. H. Jelinger
                                     --------------------------------
                                   Conrad A. H. Jelinger
                                   President, Chief Executive Officer,
                                   Director and Interim Chief Financial Officer

                                POWER OF ATTORNEY

         KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Douglas E. Stallings and Conrad A. H. Jelinger, and each of them, as his attorney-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

SIGNATURE                                   TITLE                                         DATE
---------                                   -----                                         ----

                                            President, Chief Executive Officer,
         /s/ Conrad A. H. Jelinger          Director, and Interim Chief Financial      9-21-00
-----------------------------------         Officer                                 --------------
         Conrad A. H. Jelinger


         /s/ Kathleen M. Novak                                                         9-22-00
-----------------------------------         Senior Vice President                   --------------
         Kathleen M. Novak


         /s/ Douglas E. Stallings                                                      9-22-00
-----------------------------------         General Counsel                         --------------
         Douglas E. Stallings


         /s/ Eric V. Jelinger                                                          9-18-00
-----------------------------------         Director                                --------------
         Eric V. Jelinger


         /s/ Dale Boley                                                                9-18-00
-----------------------------------         Director                                --------------
         Dale Boley


-----------------------------------         Director                                --------------
         Robert J. Hayes


         /s/ Martha A. Moloney                                                         9-22-00
-----------------------------------         Director                                --------------
         Martha A. Moloney


-----------------------------------         Director                                --------------
         Darryl Stolper


                                  EXHIBIT INDEX

         Exhibit Number             Description
         --------------             -----------

         4.1 Articles of Incorporation of the Company, as currently in effect, incorporated herein by reference to Exhibit 3.1 to the Registration Statement.

         4.2      Bylaws of the Company, incorporated herein by reference to
                  Exhibit 3.2 to the Registration Statement.

         4.3 Unitrend, Inc. 1999 Equity Incentive Plan, incorporated herein by reference to Exhibit 10.1 to the Registration Statement.

         5.1 Opinion and Consent of Douglas E. Stallings, General Counsel for Unitrend, Inc., regarding the legality of the Common Stock being registered.

         23.1     Consent of Groner, Boyle & Quillin, LLP

         24.1     Power of Attorney.